UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2008

LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10145 (Commission File Number)	95-4160558 (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2008, Dan F. Smith, T. Kevin DeNicola, Kerry A. Galvin and Charles L. Hall ceased to serve as officers of Lyondell Chemical Company (“Lyondell”).

On January 1, 2008, each of the following individuals was appointed to the office of Lyondell indicated below.  The By-Laws of Lyondell provide that each officer shall hold office until the officer’s successor is elected and qualified unless such officer resigns or is removed prior thereto.  Also set forth below are the ages and business experience during the past five years of each such individual.  On December 20, 2007, Lyondell completed its merger (the “Merger”) with an indirect wholly owned subsidiary of Basell AF S.C.A. (which was renamed LyondellBasell Industries AF S.C.A. in connection therewith).  As a result of the Merger, Lyondell became an indirect, wholly-owned subsidiary of LyondellBasell Industries AF S.C.A., which in turn is controlled by Access Industries, a privately held, U.S.-based industrial group, of which Leonard Blavatnik is its chairman and principal shareholder.  References below to “Basell” are to LyondellBasell Industries AF S.C.A. prior to the Merger.

Name, Age and Present Position with Lyondell	Business Experience During Past Five Years and Period Served as Officer(s) of Lyondell
Morris Gelb, 61 President and Chief Executive Officer
Mr. Gelb was appointed President and Chief Executive Officer of Lyondell effective January 1, 2008, and Executive Vice President of LyondellBasell Industries AF S.C.A. effective December 20, 2007.  Prior to this, Mr. Gelb held the position of Executive Vice President and Chief Operating Officer of Lyondell since December 1998.  Previously, he served as Senior Vice President, Manufacturing, Process Development and Engineering of Lyondell from July 1998 to December 1998.  He was named Vice President for Research and Engineering of ARCO Chemical in 1986 and Senior Vice President of ARCO Chemical in July 1997.  Mr. Gelb also has served as a member of the Board of Directors of Lyondell since December 20, 2007.

Alan Bigman, 40 Chief Financial Officer
Mr. Bigman was appointed Chief Financial Officer of Lyondell effective January 1, 2008, and Executive Vice President and Chief Financial Officer of LyondellBasell Industries AF S.C.A. effective December 20, 2007.  Prior to this, Mr. Bigman held the position of Chief Financial Officer of Basell and was a member of the Basell Management Board since January 2006.  Mr. Bigman was Senior Vice President for Access Industries from 2004 until 2006, with responsibility for managing the financing activities of the Access group and for the strategic management of major Access group assets. From 1998 to 2004, he served in several Access Industries portfolio companies, including the positions of Director of Corporate Finance at Tyumen Oil Company in Moscow and Vice President, Finance at SUAL in Moscow.  Mr. Bigman originally joined Access Industries in 1996 as Vice President, U.S. and International Investments.  Mr. Bigman also has served as a member of the Board of Directors of Lyondell since December 20, 2007.

Eberhard M. Faller, 50 Vice President, Controller and Chief Accounting Officer
Mr. Faller was appointed Vice President, Controller and Chief Accounting Officer of Lyondell effective January 1, 2008 and Vice President and Controller for LyondellBasell Industries AF S.C.A. effective December 20, 2007.  Mr. Faller was, as a member of the Basell management team, appointed Executive Vice President Corporate Controlling and Deputy Chief Financial Officer of Basell on January 1, 2006.  Mr. Faller joined Basell in 2000 as Group Treasurer and Senior Vice President.  He was appointed Corporate Controller in May 2003.  Mr. Faller originally joined BASF in 1985.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Gerald A. O’Brien
Name:     Gerald A. O’Brien
Title:       Vice President,
Deputy General Counsel

Date:  January 7, 2008